Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-58512 of Allstate Life Insurance Company of New York on Form S-3 of our report dated February 20, 2002, appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of this Registration Statement.


/s/ Deloitte & Touche LLP
Chicago, Illinois
April 12, 2002

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Exhibit 23(b)


                                   CONSENT OF
                                 FOLEY & LARDNER





We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses contained in Post-Effective Amendment No. 1 to the Form S-3 Registration Statement of Allstate Life Insurance Company of New York (File No. 333-58512).





                                                             /s/ Foley & Lardner
                                                              FOLEY & LARDNER


Washington, D.C.
April 16, 2002